VCG HOLDING CORP. ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

Denver, CO. – June 14, 2010 — VCG Holding Corp. (NASDAQ: VCGH) (“VCG”) today announced that Courtney Cowgill has resigned as Chief Financial Officer effective June 11, 2010 in order to pursue other business interests. A search for a new Chief Financial Officer has commenced. Ms. Cowgill’s responsibilities have been absorbed internally and by a financial consultant on an interim basis. Ms. Cowgill will assist VCG with its financial reporting requirements for Form 10-Q for the quarter ending June 30, 2010 and with the orderly transition of her responsibilities.

Troy Lowrie, Chairman and Chief Executive Officer of VCG, stated, “Since joining VCG in June 2008, Courtney has played an integral role in strengthening our financial operations, enhancing our internal controls, and solidifying our relationships with investors and financial institutions. We appreciate her contributions and leadership, and wish her success in her future endeavors.”

ABOUT VCG HOLDING CORP.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 20 adult nightclubs. The nightclubs are located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Ft. Worth, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.

FORWARD LOOKING STATEMENT

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 15, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 14, 2010. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

VCG Holding Corp.	The Equity Group Inc.
Troy Lowrie Chief Executive Officer (303) 934-2424 tlowrie@vcgh.com	Devin Sullivan Senior Vice President (212) 836-9608 dsullivan@equityny.com

Gerrard Lobo Senior Account Executive (212) 836-9610 globo@equityny.com